Exhibit 23.2

KPMG LLP
811 Main Street
Houston, TX 77002

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement on Form S-8 of Profrac Holding Corp. of our report dated March 22, 2023, with respect to the consolidated financial statements of Flotek Industries, Inc., which report appears in the Form 10-K of Profrac Holding Corp. dated March 10, 2025.

Houston, Texas

September 3, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.